Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated March 4, 2016, relating to the consolidated financial statements of Atkore International Group Inc. and subsidiaries appearing in the Prospectus, which is a part of this Registration Statement, and of our report dated March 4, 2016 relating to the financial statement schedules appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

March 4, 2016